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                                                                     EXHIBIT 2.4

                         EXHIBIT C TO MERGER AGREEMENT
                        INDEMNITY AND RELEASE AGREEMENT


         THIS INDEMNITY AND RELEASE AGREEMENT ("this Agreement") is made and entered into this _____ day of __________, 1996 among each of the persons and entities identified on the signatures page(s) hereto (collectively, the "Owners"); THE JOSEPH STEVENS GROUP, INC. (the "Company") a California corporation; and TRAVEL SYSTEMS, INC. ("Travel Systems"), a Delaware corporation.

                              Background Statement

         A. The Owners own all of the outstanding membership interests of The Joseph Stevens Group, LLC. ("JSG"), a California limited liability company formed on November 6, 1996.

         B. JSG owns all of the issued and outstanding capital stock of the Company.

         C. The Company, with the prior approval and consent of JSG and Owners, has or is prepared to enter into an agreement with Travel Systems (the "Merger Agreement," by this reference made a part hereof), pursuant to which the Company will be merged with and into Travel Systems in exchange for certain shares of Travel Systems' stock and other consideration (the "Merger").

         D. Prior to the closing of the Merger, Travel Systems will operate the Company's business under the terms of an Interim Operating Agreement (the "Interim Agreement," by this reference made a part hereof) among the parties hereto and JSG.

         E.      The Merger will benefit each of the Owners.

         F. To induce Travel Systems to enter into the Merger Agreement and to consummate the Merger, the Owners are willing to indemnify and release Travel Systems, all as hereinafter set forth.

                                   Agreement

                 NOW, THEREFORE, in consideration of the premises, and the covenants and agreements set forth in this, the Merger Agreement and the other agreements contemplated thereby, the Owners hereby agree as follows:

                                INDEMNIFICATION

         A. Indemnification by Owners. Subject to the procedures and limitations set forth in this Agreement, Owners jointly and





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severally agree to indemnify and save harmless Travel Systems and its agents and representatives from and against any and all Net Economic Loss (herein defined) incurred by Travel Systems or any of the other indemnified persons or entities arising after the closing of the Merger Agreement (the "Closing") out of (i) the breach of any representation or warranty made by JSG in the Merger Agreement or in any instrument or documents required to be delivered by JSG to Travel Systems pursuant to the Merger Agreement, (ii) JSG's failure to duly perform any covenant or agreement to be performed by JSG under the Merger Agreement or under any instrument or document required to be delivered by JSG to Travel Systems pursuant to the Merger Agreement, and (iii) any liabilities or obligations, contingent or otherwise, of the Company which exist at the Closing and which are based upon any act, state of facts or condition which occurred or existed before the Closing, known or unknown, due or payable, except to the extent such liabilities and/or obligations are specifically assumed by Travel Systems under the Merger Agreement.

         B. Net Economic Loss Defined. As used in this Agreement, the term "Net Economic Loss" means the amount of any loss, liability, damage, cost or expense (including reasonably attorneys' fees) incurred by Travel Systems or any of the other indemnified persons or entities arising out of the matters or circumstances referred to in Section 1 hereof, less the amount of the economic benefit (if any) received by Travel Systems in connection with such loss, liability, damage, cost or expense (including without limitation benefits obtained under federal, state and local tax laws, amounts recovered under insurance policies net of deductibles and incidental expenses and premium increases resulting therefrom, recovery or potential recovery by setoffs or counterclaims, and other economic benefits). The amount of any such economic benefit received by Travel Systems after the calculation of Net Economic Loss shall be subtracted from any amount payable by Owners under this Agreement or shall be payable to Owners in reimbursement for amounts already paid by Owners under this Agreement. In determining the amount of such economic benefit, due consideration shall be given to, among other things, appropriate discount for timing factors. The indemnity provided for in this Agreement shall be in addition to, and not in lieu of, the indemnity provided by JSG under the Merger Agreement. Travel Systems may pursue its rights hereunder regardless of whether it has taken action to enforce the indemnity provided under the Merger Agreement.

         C.      Indemnity Claims by Travel Systems or Others.

                 (a) Notice of Claim. If any matter shall arise which, in the opinion of Travel Systems or any of the other indemnified persons or entities, constitutes or may give rise to a Net Economic Loss subject to indemnification by Owners as provided herein (an "Indemnity Claim"), Travel Systems shall give written





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notice (the "Notice of Claim") of such Indemnity Claim to Owners, setting forth the relevant facts and circumstances of each Indemnity Claim in reasonable detail and the amount of indemnity sought from Owners with respect thereto, and shall give continuing notice promptly thereafter as to developments coming to Travel Systems' attention materially affecting any matter relating to such Indemnity Claim.

                 (b) Mitigation of Loss. Travel Systems shall use reasonable efforts to mitigate its Net Economic Loss in connection with any Indemnity Claim, to the same extent as would a reasonable and prudent person to whom no indemnity were available. This Section 6.3(b) shall not apply with respect to a Third Party Claim (hereinafter defined) for which Owners did not elect to assume the defense as provided in the following subsection (c).

                 (c) Third Party Claims. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against Travel Systems or any of the other indemnified persons or entities or the Assets (a "Third Party Claim"), then Travel Systems, at the time it gives Owners the Notice of Claim with respect to such Third Party Claim shall offer to Owners the option to have Owners assume the defense of the Third Party Claim, which option may be exercised by Owners by written notice to Travel Systems within fifteen (15) days after Travel Systems gives written notice to Owners thereof. If Owners so exercises the option, then Owners shall at its own expense assume the defense of the Third Party Claim, shall upon the final determination thereof fully discharge at their own expense all liability of Travel Systems and the other indemnified persons and entities with respect to the Third Party Claim, and shall be entitled, in their sole discretion and at their sole expense but without any liability of Travel Systems or any of the other indemnified persons or entities therefor, to compromise or settle the Third Party Claim upon terms acceptable to Owners. From the time Owners so assumes such defense and while such defense is pursued diligently and in good faith, Owners shall have no further liability for attorneys' fees or other costs of defense thereafter incurred by Travel Systems and the other indemnified persons and entities in connection with such Third Party Claim. If Owners does not exercise the option to defend such Third Party Claim, then Travel Systems or any of the other indemnified persons or entities shall undertake to defend such Third Party Claim itself. Travel Systems and/or the other persons and entities indemnified hereunder shall conduct such defense as would a reasonable and prudent person to whom no indemnity were available, shall permit Owners (at Owners's expense) to participate in (but not control) such defense, and shall not settle or compromise such Third Party Claim without Owners's consent (but such consent shall not of itself establish Owners's indemnity liability therefor).





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                                MUTUAL RELEASES

         D. Release by Owners. Each of Owners, individually and on behalf of their respective heirs, personal representatives, agents, successors and assigns, hereby release the Company, its successors and assigns, of and from any and all rights, claims, demands, damages, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which Owners or any of them may have had, may now have, or may hereafter have, against the Company by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing, from the beginning of time to and including the Effective Date (as defined in the Interim Agreement), and, upon the advice of legal counsel, the parties expressly waive all rights under California Civil Code Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                 It is intended by Owners by this Agreement to forever remise, acquit, waive, release and forever discharge the Company and its successors and assigns of and from any and all claims, demands for losses, injuries and damages, rights known or unknown, direct or indirect, from the above-described matters, and from any other matter occurring prior to the Effective Date, it being understood that all rights which any Owner or any person who claims by, through or under any Owner may have against the Company as of the Effective Date, shall be forever released, remised and acquitted, and Owners and all such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing whatsoever, from the beginning of time through and including the Effective Date (as defined in the Interim Agreement).

         E. Release by the Company. The Company, individually and on behalf of their successors and assigns, hereby releases the Owners, their agents and representatives, of and from any and all rights, claims, demands, damages, actions, and causes of action, of any nature whatsoever, whether arising at law or in equity, which the Company may have had, may now have, or may hereafter have, against the Owners, or any of them, by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing, from the beginning of time to and including the Effective Date (as defined in the Interim Agreement), and, upon the advice of legal counsel, the parties





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expressly waive all rights under California Civil Code Section 1542, which provides:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.


                 It is intended by the Company to forever remise, acquit, waive, release and forever discharge the Owners of and from any and all claims, demands for losses, injuries and damages, rights known or unknown, direct or indirect, from the above-described matters, and from any other matter occurring on or prior to the Effective Date (as defined in the Interim Agreement), it being understood that all rights which the Company or any person who claims by, through or under the Company may have against the Owners as of the the Effective Date (as defined in the Interim Agreement), shall be forever released, remised and acquitted, and the Company and all such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly with or through any person, natural or corporate, for or upon or by reason of any matter, cause, document, agreement, instrument, stock option, act, omission, happening or thing whatsoever, from the beginning of time through and including the Effective Date (as defined in the Interim Agreement).

                                 MISCELLANEOUS

         F. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, represents the entire agreement among the parties hereto with respect to the subject matter hereof; may not be modified or amended except pursuant to the written agreement of the parties hereto; may be executed in multiple counterparts; and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any notice given hereunder shall be given in the manner specified for notices in the Merger Agreement. If a party commences or is made a party to an action or proceeding to enforce or interpret the terms of this Agreement, or to obtain a declaration of rights under this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all attorneys' fees, costs and expenses incurred in connection with such action or proceeding or any appeal or enforcement of such action or proceeding.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement, this
_____ day of __________, 1996.

                                                            "Owners"



                                           Steve Rohrlick

                                           Address:  P.O. Box 989
                                                     La Jolla, CA  92038


                                           SONOVA BEACH, INC., a Nevada
                                           corporation



                                           By:
                                              --------------------------------
                                                     Its:

                                           Address:  P.O. Box 989
                                                     La Jolla, CA  92038




                                           Joe Elizondo

                                           Address:  P.O. Box 9909
                                                     San Diego, CA 92109


                                           MOHS, INC., a California
                                           corporation



                                           By:
                                              --------------------------------
                                                     Its:

                                           Address:  P.O. Box 9909
                                                     San Diego, CA 92109


                      [SIGNATURES CONTINUED ON NEXT PAGE]





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                                           WH/JSG LLC, a California
                                           limited liability company



                                           By:
                                              --------------------------------
                                                   Western Horizons, Inc.,
                                                   a British Virgin Islands
                                                   corporation, Member



                                           By:
                                              --------------------------------
                                                   Joe Elizondo
                                                     Its:

                                           Address:  P.O. Box 9909
                                           San Diego, CA 92109



                                           TRAVEL SYSTEMS, INC.



                                           By:
                                              --------------------------------
                                                     Its:

                                           Address:  4802 Gunn Highway
                                                     Suite 140
                                                     Tampa, Florida  33624



                                           THE JOSEPH STEVENS GROUP, INC.



                                           By:
                                              --------------------------------
                                                     Its:

                                           Address:  5440 Morehouse Drive
                                                     Suite 2000
                                                     San Diego, CA  92121 11270





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